Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2020 Results

NASHVILLE, Tenn. (Feb. 26, 2021) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the three months and year ended December 31, 2020.

Fourth Quarter 2020 Highlights:

•	Average monthly cash burn for the fourth quarter of 2020 was approximately $12 million per month, a decrease of approximately $11 million from the third quarter of 2020

•	Through year end, rebooked 1.34 million room nights, or approximately 58% of total room nights cancelled as a result of COVID-19

•	Successfully extended credit facility waiver period of financial covenants through March 31, 2022

•	Subsequent to the quarter’s end, successfully completed $600 million private placement of senior unsecured notes due 2029 at a favorable 4.5% rate, with proceeds used to purchase, pursuant to the previously announced tender offer, and redeem the $400 million 5.00% senior unsecured notes due 2023, and excess proceeds used to repay revolver borrowings and general corporate purposes

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “Our results for the fourth quarter and the year demonstrate the resiliency, flexibility and strength of our business model as we continue to navigate through this extraordinary period. During the fourth quarter, we continued to see operational and financial improvements across our portfolio. Our Hospitality segment delivered a profitable performance thanks in part to our innovative holiday programming and world-class resort amenities, which provided leisure travelers a safe, all-under-one-roof way to celebrate the season. Our large atriums, expansive public entertainment spaces, best-in-class service and stringent cleaning standards contributed to three separate weekend nights during the quarter when occupancy of over 80% was achieved at one of our Gaylord hotels.

While COVID-19 continues to present a significant challenge across the country, we are optimistic that our business will begin to return to more typical levels later this year. Our meeting planner research and advanced bookings indicates there is strong desire to resume travel and in-person meetings once vaccines are widely distributed to the public.

I am proud of our employees, partners and other stakeholders who have worked together to continue managing through the twists and turns of this period of time as we set this Company up to emerge from this crisis in a position of strength.”

Fourth Quarter and Full Year 2020 Results (as compared to Fourth Quarter and Full Year 2019):

Consolidated Results

($ in thousands, except per share amounts)	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Total Revenue	$126,515	$446,285	-71.7%		$524,475	$1,604,566	-67.3%

Operating Income/(Loss) (1)	$(64,680)	$71,748	-190.1%		$(303,831)	$267,531	-213.6%
Operating Income/(Loss) margin	-51.1%	16.1%	-67.2	pt	-57.9%	16.7%	-74.6	pt

Net Income/(Loss) available to common shareholders (1) (2) (3)	$(79,724)	$44,654	-278.5%		$(417,391)	$145,794	-386.3%
Net Income/(Loss) available to common shareholders margin	-63.0%	10.0%	-73.0	pt	-79.6%	9.1%	-88.7	pt
Net Income/(Loss) available to common shareholders per diluted share	$(1.45)	$0.85	-270.6%		$(7.59)	$2.81	-370.1%

Adjusted EBITDAre	$(6,633)	$132,072	-105.0%		$(40,279)	$510,530	-107.9%
Adjusted EBITDAre margin	-5.2%	29.6%	-34.8	pt	-7.7%	31.8%	-39.5	pt
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(5,534)	$126,301	-104.4%		$(44,268)	$479,392	-109.2%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	-4.4%	28.3%	-32.7	pt	-8.4%	29.9%	-38.3	pt

Funds From Operations (FFO) available to common shareholders and unit holders (1) (2) (3)	$(34,421)	$89,341	-138.5%		$(236,577)	$324,946	-172.8%
FFO available to common shareholders and unit holders per diluted share	$(0.62)	$1.70	-136.5%		$(4.29)	$6.25	-168.6%

Adjusted FFO available to common shareholders and unit holders	$(31,042)	$96,624	-132.1%		$(149,598)	$356,631	-141.9%
Adjusted FFO available to common shareholders and unit holders per diluted share	$(0.56)	$1.84	-130.4%		$(2.71)	$6.86	-139.5%

(1) For the twelve months ended December 31, 2020, includes approximately $32.8 million for credit losses on held-to-maturity securities.
(2) For the twelve months ended December 31, 2020, includes $26.7 million for income tax valuation allowances.
(3) For the twelve months ended December 31, 2020, includes $15.0 million for the termination of the Block 21 acquisition.

Note: For the Company’s definitions of Operating Income margin, Net Income available to common shareholders margin, Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin, FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders and unit holders to Net Income/(Loss), see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition,” “FFO, Adjusted FFO and Adjusted FFO available to common shareholders and unit holders Definition” and “Supplemental Financial Results” below.

Portfolio-wide Highlights

•	Sold over 1 million tickets to holiday programming at the hotels during the fourth quarter 2020

•	Successfully collected approximately $32.8 million in attrition and cancellation fees for the full year 2020, primarily related to cancelled room nights in 2021

•	Successfully rebooked approximately 1.34 million, or 58%, of total lost room nights due to COVID-19

•	Gaylord Palms expansion is on track and on budget to be completed in April of 2021

•	Opened a fourth Ole Red location in Orlando Florida in June 2020 despite COVID-19 related challenges

•	Circle is experiencing robust demand in its inaugural year of operation

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Hospitality Revenue (1)	$112,091	$398,550	-71.9%		$466,045	$1,421,446	-67.2%

Hospitality Operating Income/(Loss) (1) (2) (3)	$(50,389)	$71,018	-171.0%		$(236,790)	$261,936	-190.4%
Hospitality Adjusted EBITDAre (1) (3)	$1,791	$125,469	-98.6%		$6,701	$482,033	-98.6%

Hospitality Performance Metrics (1) (4)
Occupancy	19.6%	75.8%	-56.2	pt	23.2%	75.8%	-52.6	pt
Average Daily Rate (ADR)	$209.81	$206.53	1.6%		$200.02	$199.26	0.4%
RevPAR	$41.18	$156.64	-73.7%		$46.41	$151.09	-69.3%
Total RevPAR	$120.51	$428.49	-71.9%		$125.95	$385.20	-67.3%

Gross Definite Rooms Nights Booked	569,978	1,002,745	-43.2%		2,260,761	2,743,484	-17.6%
Net Definite Rooms Nights Booked	(90,460)	881,134	-110.3%		(783,304)	2,216,214	-135.3%
Group Attrition (as % of contracted block)	50.7%	13.8%	36.9	pt	40.3%	14.0%	26.3	pt
Cancellations ITYFTY (5)	20,934	5,136	307.6%		1,540,366	49,945	2984.1%

(1)	Includes approximately 5,200 room nights out of service during the fourth quarter 2019 and approximately 31,500 for the twelve months ended December 31, 2019 related to the Gaylord Opryland rooms renovation. Gaylord National remains closed.
(2)	For the twelve months ended December 31, 2020, includes approximately $32.8 million for credit losses on held-to-maturity securities.
(3)	Includes approximately $7.5 million and $42.4 million in COVID-related costs, which are primarily employment costs, in the three and twelve months ended December, 31, 2020, respectively, offset by $7.9 million in payroll tax credits provided by the CARES Act in each of the three and twelve months ended December 31, 2020.
(4)	Calculation of hospitality performance metrics includes closed hotel room nights available. Average Daily Rate is for occupied rooms.
(5)	"ITYFTY" represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for fourth quarter and full year 2020 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$38,372	$107,480	-64.3%		$133,333	$385,610	-65.4%
Operating Income/(Loss)	$(3,899)	$28,588	-113.6%		$(28,301)	$102,467	-127.6%
Operating Income/(Loss) margin	-10.2%	26.6%	-36.8	pt	-21.2%	26.6%	-47.8	pt
Adjusted EBITDAre	$4,876	$37,374	-87.0%		$5,560	$137,316	-96.0%
Adjusted EBITDAre margin	12.7%	34.8%	-22.1	pt	4.2%	35.6%	-31.4	pt

Occupancy (1)	24.9%	81.2%	-56.3	pt	25.0%	78.5%	-53.5	pt
Average daily rate (ADR)	$224.87	$205.40	9.5%		$201.82	$196.54	2.7%
RevPAR (1)	$56.02	$166.74	-66.4%		$50.40	$154.23	-67.3%
Total RevPAR (1)	$144.42	$404.52	-64.3%		$126.14	$365.81	-65.5%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Opryland Highlights:

•	Since reopening on June 25, 2020 and through December 31, 2020, the property generated cumulative occupancy of approximately 19.2%.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$23,971	$60,171	-60.2%		$77,819	$208,298	-62.6%
Operating Income/(Loss)	$(3,123)	$11,533	-127.1%		$(22,245)	$40,051	-155.5%
Operating Income/(Loss) margin	-13.0%	19.2%	-32.2	pt	-28.6%	19.2%	-47.8	pt
Adjusted EBITDAre	$2,218	$18,025	-87.7%		$(801)	$64,740	-101.2%
Adjusted EBITDAre margin	9.3%	30.0%	-20.7	pt	-1.0%	31.1%	-32.1	pt

Occupancy (1)	27.1%	77.2%	-50.1	pt	26.2%	77.4%	-51.2	pt
Average daily rate (ADR)	$216.34	$208.49	3.8%		$209.22	$196.06	6.7%
RevPAR (1)	$58.58	$161.05	-63.6%		$54.91	$151.68	-63.8%
Total RevPAR (1)	$184.01	$461.88	-60.2%		$150.15	$403.02	-62.7%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Palms Highlights:

•	Since reopening on June 25, 2020 and through December 31, 2020, the property generated cumulative occupancy of approximately 20.6%.

•	The hotel expansion project is on time and on budget with approximately $20 million remaining to be spent and an expected completion date in April 2021.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$30,117	$84,675	-64.4%		$111,236	$292,548	-62.0%
Operating Income/(Loss)	$(1,122)	$25,730	-104.4%		$(5,821)	$85,531	-106.8%
Operating Income/(Loss) margin	-3.7%	30.4%	-34.1	pt	-5.2%	29.2%	-34.4	pt
Adjusted EBITDAre	$5,243	$32,193	-83.7%		$19,728	$111,893	-82.4%
Adjusted EBITDAre margin	17.4%	38.0%	-20.6	pt	17.7%	38.2%	-20.5	pt

Occupancy (1)	28.8%	76.8%	-48.0	pt	29.3%	78.2%	-48.9	pt
Average daily rate (ADR)	$219.82	$208.03	5.7%		$204.38	$196.26	4.1%
RevPAR (1)	$63.40	$159.82	-60.3%		$59.97	$153.45	-60.9%
Total RevPAR (1)	$180.46	$507.37	-64.4%		$167.54	$441.84	-62.1%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Texan Highlights:

•	Since reopening on June 8, 2020 and through December 31, 2020, the property generated cumulative occupancy of approximately 27.1%

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Revenue (1)	$1,970	$78,481	-97.5%		$52,026	$281,367	-81.5%
Operating Income/(Loss)	$(15,110)	$9,820	-253.9%		$(94,908)	$35,555	-366.9%
Operating Income/(Loss) margin	-767.0%	12.5%	-779.5	pt	-182.4%	12.6%	-195.0	pt
Adjusted EBITDAre	$(6,711)	$19,256	-134.9%		$(25,445)	$76,256	-133.4%
Adjusted EBITDAre margin	-340.7%	24.5%	-365.2	pt	-48.9%	27.1%	-76.0	pt

Occupancy (2)	0.0%	75.1%	-75.1	pt	12.9%	75.1%	-62.2	pt
Average daily rate (ADR)	$0.00	$220.86	-100.0%		$207.12	$215.74	-4.0%
RevPAR (2)	$0.00	$165.76	-100.0%		$26.74	$161.94	-83.5%
Total RevPAR (2)	$10.73	$427.38	-97.5%		$71.22	$386.21	-81.6%

(1) Revenue for the three months ended December 31, 2020 consisted primarily of attrition and cancellation fee collections.

(2) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord National Highlights:

•	The hotel was closed for the entirety of the fourth quarter of 2020 and remains closed.

•	The rooms renovation program is expected to be completed during the second quarter of 2021 in time for the reopening of the hotel.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$16,380	$60,948	-73.1%		$84,715	$226,576	-62.6%
Operating Income/(Loss) (1)	$(25,615)	$(6,792)	-277.1%		$(79,469)	$(7,395)	-974.6%
Operating Income/(Loss) margin	-156.4%	-11.1%	-145.3	pt	-93.8%	-3.3%	-90.5	pt
Adjusted EBITDAre (1)	$(2,979)	$15,832	-118.8%		$11,064	$83,341	-86.7%
Adjusted EBITDAre margin	-18.2%	26.0%	-44.2	pt	13.1%	36.8%	-23.7	pt

Occupancy (2)	17.1%	66.5%	-49.4	pt	23.6%	69.2%	-45.6	pt
Average daily rate (ADR)	$175.12	$196.17	-10.7%		$192.89	$198.94	-3.0%
RevPAR (2)	$29.95	$130.51	-77.1%		$45.58	$137.76	-66.9%
Total RevPAR (2)	$118.62	$441.35	-73.1%		$154.21	$413.56	-62.7%

(1)	Operating income/(loss) and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees payable to RHP of $0.2 million and $0.6 million during the three months ended December 31, 2020 and 2019, respectively, and $0.8 million and $2.3 million during the twelve months ended December 31, 2020 and 2019, respectively.
(2)	Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Rockies Highlights:

•	Since reopening on June 25, 2020 and through December 31, 2020, the property generated cumulative occupancy of approximately 18.0%.

•	The property was subject to capacity constraints including, but not limited, to 100 individuals per meeting room, 175 individuals in outdoor event space, restricted guest numbers in dining facilities and water facilities, curfews on alcohol sales, and general social distancing requirements, among others.

Entertainment Segment

For the three months and twelve months ended December 31, 2020 and 2019, the Company reported the following:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
($ in thousands)	2020	2019	% ∆		2020	2019	% ∆
Revenue	$14,424	$47,735	-69.8%		$58,430	$183,120	-68.1%
Operating Income/(Loss)(1)	$(7,624)	$10,913	-169.9%		$(35,608)	$43,506	-181.8%
Operating Income/(Loss) margin	-52.9%	22.9%	-75.8	pt	-60.9%	23.8%	-84.7	pt
Adjusted EBITDAre(1)	$(4,292)	$14,471	-129.7%		$(24,377)	$57,970	-142.1%
Adjusted EBITDAre margin	-29.8%	30.3%	-60.1	pt	-41.7%	31.7%	-73.4	pt

(1)	Includes approximately $0.5 million and $6.9 million in COVID-19 related costs, which are primarily employment costs, in the three months and twelve months ended December 31, 2020, respectively, partially offset by $0.5 million and $2.3 million in payroll tax credits provided by the CARES act in the three months and twelve months ended December 31, 2020, respectively.

Reed continued, “Despite ongoing capacity constraints, the Entertainment segment is showing encouraging signs as consumers continue to pursue safe entertainment options. Our Circle network joint venture saw encouraging growth in both viewers and distribution in 2020, thanks in large part to our decision in the early days of the pandemic to broadcast the Saturday night Grand Ole Opry performance live, which allowed us to engage with our core audience and attract new fans to Circle and the Grand Ole Opry. This exposure has allowed fans from across the country and around the world to get a glimpse of what goes on in Nashville, and we are optimistic that this exposure will stimulate a desire to visit Nashville in the months ahead. We continue to work closely with local health officials in managing our available capacity as we position our facilities for a return to more typical business levels as the national vaccine program gathers pace and local health metrics improve.”

Corporate and Other Segment

For the three months and twelve months ended December 31, 2020 and 2019, the Company reported the following:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
($ in thousands)	2020	2019	% ∆	2020	2019	% ∆
Operating Loss(1)	$(6,667)	$(10,183)	34.5%	$(31,433)	$(37,911)	17.1%
Adjusted EBITDAre(1)	$(4,132)	$(7,868)	47.5%	$(22,603)	$(29,473)	23.3%

(1)	Includes approximately $0.6 million in total COVID-19 related costs for the twelve month period ending December 31, 2020, which were primarily employment costs. COVID-19 related costs during the three months ended December 31, 2020 were immaterial.

Corporate and Other Segment Operating Loss and Adjusted EBITDAre for the 2020 periods are primarily employment and administrative costs.

Reed concluded, “I want to express my tremendous gratitude for and pride in the efforts our employees continue to make every day across our operating businesses. When this virus thrust itself upon us just over a year ago and forced the closure of our operations, this extraordinary group of people took up the challenge not only to help make the substantial changes necessary to get us back up and running safely, but also to embrace the opportunity of making the Ryman family stronger as we emerge from this pandemic. I remain confident in our employees, in our business model, and in the long-term strength of our Company.”

Dividend Update

The Company suspended its regular quarterly dividend payments following the payment of the first quarter 2020 dividend payment, which was made in April 2020. The Board has not reinstituted the dividend. The Board of Directors will consider a future dividend as permitted by our credit agreement.  Our credit facility amendment permits payment of dividends as necessary to maintain our REIT status and permits us to pay a dividend of $0.01 per share each quarter. Any future dividend is subject to the Board of Director’s determinations as to the amount of distributions and the timing thereof.

Balance Sheet/Liquidity Update

At December 31, 2020, the Company had total consolidated debt outstanding of $2,658.0 million (net of unamortized deferred financing costs) and unrestricted cash of $56.7 million. As of December 31, 2020, $106.0 million of borrowings were drawn under the revolving line of credit of the Company’s credit facility, and the lending banks had issued $0.8 million in letters of credit, which left $593.2 million of availability for borrowing under the revolving credit facility.

On December 22, 2020 the Company successfully amended its credit facility to allow for an extended temporary waiver of all financial covenants through March 31, 2022 and confirmed the continued availability of the undrawn amounts under the revolving credit facility.

Subsequent to year end on February 17, 2021, the Company completed the private placement of $600 million aggregate principal amount of 4.5% senior notes due 2029. The Company used the proceeds from this offering to purchase, pursuant to the Company’s previously announced tender offer, and redeem its $400 million 5.00% senior unsecured notes due 2023, to repay all or a portion of the outstanding indebtedness under the Company’s revolving credit facility and the remainder for general corporate purposes.

The Company continues to take steps to both preserve and maximize liquidity in this environment while also investing for the future. These steps included the suspension or elimination of $82 million of hotel capital projects for 2020, in addition to delaying the start of the previously announced Gaylord Rockies expansion. The expansion at Gaylord Palms continues as scheduled to service the anticipated future group customer demand. We expect this expansion to be complete in April 2021.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

*The Company owns the Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the anticipated impact of a widely available COVID-19 vaccine on group business, the impact of COVID-19 on travel, transient and group demand, the expected effects of COVID-19 on our results of operations, rebooking efforts, our plans to open all five of our Gaylord Hotels properties, completion of expansion construction projects, our liquidity, monthly cash expenses and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, the suspension of our dividend and our dividend policy, including the frequency and amount of any dividend we may pay, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three months and year ended December 31, 2020, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of our Gaylord Hotel properties, including the Gaylord National, which remains closed, and reopening under capacity restrictions has resulted in the significant decrease in performance reflected in these metrics for the three months and year ended December 31, 2020, as compared to the prior-year periods.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Ventures Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

•	preopening costs;

•	non-cash lease expense;

•	equity-based compensation expense;

•	impairment charges that do not meet the NAREIT definition above;

•	credit losses on held-to-maturity securities;

•	any transaction costs of acquisitions;

•	interest income on bonds;

•	loss on extinguishment of debt;

•	pension settlement charges;

•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and

•	any other adjustments we have identified herein.

We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture to evaluate our operating performance. We believe that the presentation of these non-GAAP metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP metrics, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted EBITDAre includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition. The 2020 presentation has been used for the 2019 period.

Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures.

To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;

•	impairment charges that do not meet the NAREIT definition above;

•	write-offs of deferred financing costs;

•	amortization of debt discounts or premiums and amortization of deferred financing costs;

•	(gains) losses on extinguishment of debt

•	non-cash lease expense;

•	credit loss on held-to-maturity securities;

•	pension settlement charges;

•	additional pro rata adjustments from unconsolidated joint ventures;

•	(gains) losses on other assets;

•	transaction costs on acquisitions;

•	deferred income tax expense (benefit); and

•	any other adjustments we have identified herein.

To calculated adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and units holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted FFO available to common shareholders and unit holders includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition. The 2020 presentation has been used for the 2019 period. Beginning in the third quarter of 2020, we refer to unitholders in these measures, reflecting outstanding OP units issued to noncontrolling interests for the first time during third quarter 2020.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income (Loss), operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Operating Income (Loss), or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec. 31		Dec. 31
	2020	2019	2020	2019
Revenues :
Rooms	$38,301	$145,696	$171,718	$557,562
Food and beverage	24,061	161,424	187,538	660,770
Other hotel revenue	49,729	91,430	106,789	203,114
Entertainment	14,424	47,735	58,430	183,120
Total revenues	126,515	446,285	524,475	1,604,566

Operating expenses:
Rooms	11,883	36,650	58,943	144,834
Food and beverage	31,206	92,227	146,141	362,850
Other hotel expenses	68,210	136,809	260,690	409,883
Management fees	1,621	11,065	7,066	39,608
Total hotel operating expenses	112,920	276,751	472,840	957,175
Entertainment	18,155	33,887	78,301	126,609
Corporate	6,102	9,764	28,795	36,282
Preopening costs	68	848	1,665	3,122
(Gain) loss on sale of assets	100	-	(1,161)	-
Credit loss on held-to-maturity securities	-	-	32,784	-
Depreciation and amortization	53,850	53,287	215,082	213,847
Total operating expenses	191,195	374,537	828,306	1,337,035

Operating income (loss)	(64,680)	71,748	(303,831)	267,531

Interest expense, net of amounts capitalized	(28,256)	(30,780)	(115,783)	(131,620)
Interest income	1,539	3,013	7,304	11,769
Loss on extinguishment of debt	-	-	-	(494)
Loss from joint ventures	(969)	(635)	(6,451)	(1,110)
Other gains and (losses), net	(145)	(164)	(14,976)	693
Income (loss) before income taxes	(92,511)	43,182	(433,737)	146,769

Provision for income taxes	(38)	(4,732)	(27,084)	(18,475)
Net income (loss)	(92,549)	38,450	(460,821)	128,294

Net loss attributable to noncontrolling interest in consolidated joint venture	12,194	6,204	42,474	17,500
Net loss attributable to noncontrolling interest in Operating Partnership	631	-	956	-
Net income (loss) available to common shareholders	$(79,724)	$44,654	$(417,391)	$145,794

Basic income (loss) per share available to common shareholders	$(1.45)	$0.86	$(7.59)	$2.82
Diluted income (loss) per share available to common shareholders	$(1.45)	$0.85	$(7.59)	$2.81

Weighted average common shares for the period:
Basic	54,981	52,197	54,962	51,609
Diluted	54,981	52,567	54,962	51,975

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Dec. 31	Dec. 31,
	2020	2019
ASSETS:
Property and equipment, net of accumulated depreciation	$3,117,247	$3,130,252
Cash and cash equivalents - unrestricted	56,697	362,430
Cash and cash equivalents - restricted	23,057	57,966
Notes receivable	71,923	110,135
Trade receivables, net	20,106	70,768
Deferred income tax assets, net	-	25,959
Prepaid expenses and other assets	100,494	123,845
Intangible assets	166,971	207,113
Total assets	$3,556,495	$4,088,468

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,658,008	$2,559,968
Accounts payable and accrued liabilities	203,121	264,915
Dividends payable	843	50,711
Deferred management rights proceeds	172,724	175,332
Operating lease liabilities	107,569	106,331
Deferred income tax liabilities, net	665	-
Other liabilities	92,779	64,971
Noncontrolling interest in consolidated joint venture	100,969	221,511
Total equity	219,817	644,729
Total liabilities and equity	$3,556,495	$4,088,468

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$126,515		$446,285		$524,475		$1,604,566
Net income (loss)	$(92,549)	-73.2%	$38,450	8.6%	$(460,821)	-87.9%	$128,294	8.0%
Interest expense, net	26,717		27,767		108,479		119,851
Provision for income taxes	38		4,732		27,084		18,475
Depreciation & amortization	53,850		53,287		215,082		213,847
(Gain) loss on disposal of assets	101		(4)		(1,154)		1
Pro rata EBITDAre from unconsolidated joint ventures	32		(3)		48		(11)
EBITDAre	(11,811)	-9.3%	124,229	27.8%	(111,282)	-21.2%	480,457	29.9%
Preopening costs	68		848		1,665		3,122
Non-cash lease expense	1,116		1,189		4,474		4,910
Equity-based compensation expense	2,109		1,971		8,732		7,833
Pension settlement charge	397		327		1,740		1,904
Credit loss on held-to-maturity securities	-		-		32,784		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,488		2,508		6,171		10,272
Loss on extinguishment of debt	-		-		-		494
Transaction costs of acquisitions	-		362		15,437		417
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-		638		-		1,121
Adjusted EBITDAre	$(6,633)	-5.2%	$132,072	29.6%	$(40,279)	-7.7%	$510,530	31.8%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	1,099		$(5,771)		(3,989)		$(31,138)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(5,534)	-4.4%	$126,301	28.3%	$(44,268)	-8.4%	$479,392	29.9%

Hospitality segment
Revenue	$112,091		$398,550		$466,045		$1,421,446
Operating income (loss)	$(50,389)	-45.0%	$71,018	17.8%	$(236,790)	-50.8%	$261,936	18.4%
Depreciation & amortization	49,406		50,159		198,073		201,068
(Gain) loss on disposal of assets	85		-		(1,176)		-
Preopening costs	69		622		314		1,267
Non-cash lease expense	1,132		1,169		4,479		4,674
Credit loss on held-to-maturity securities	-		-		32,784		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,488		2,508		6,171		10,272
Transaction costs of acquisitions	-		-		-		55
Other gains and (losses), net	-		(7)		2,846		2,761
Adjusted EBITDAre	$1,791	1.6%	$125,469	31.5%	$6,701	1.4%	$482,033	33.9%

Entertainment segment
Revenue	$14,424		$47,735		$58,430		$183,120
Operating income (loss)	$(7,624)	-52.9%	$10,913	22.9%	$(35,608)	-60.9%	$43,506	23.8%
Depreciation & amortization	3,879		2,709		14,371		11,150
Loss on disposal of assets	15		-		15		-
Preopening costs	(1)		226		1,351		1,855
Non-cash lease (revenue) expense	(16)		20		(5)		236
Equity-based compensation	392		242		1,465		862
Transaction costs of acquisitions (1)	-		361		437		361
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(937)		-		(6,403)		-
Adjusted EBITDAre	$(4,292)	-29.8%	$14,471	30.3%	$(24,377)	-41.7%	$57,970	31.7%

Corporate and Other segment
Operating loss	$(6,667)		$(10,183)		$(31,433)		$(37,911)
Depreciation & amortization	565		419		2,638		1,629
Other gains and (losses), net	(144)		(160)		(2,815)		(2,560)
Equity-based compensation	1,717		1,729		7,267		6,971
Pension settlement charge	397		327		1,740		1,904
Loss on extinguishment of debt	-		-		-		494
Adjusted EBITDAre	$(4,132)		$(7,868)		$(22,603)		$(29,473)

(1) Excludes $15.0 million of forfeited deposit on terminated Block 21 acquisition recorded in Other Gains (Losses), Net

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2020	2019	2020	2019
Consolidated
Net income (loss)	$(92,549)	$38,450	$(460,821)	$128,294
Noncontrolling interest in consolidated joint venture	12,194	6,204	42,474	17,500
Net income (loss) available to common shareholders and unit holders	(80,355)	44,654	(418,347)	145,794
Depreciation & amortization	53,813	53,250	214,933	213,690
Adjustments for noncontrolling interest	(7,911)	(8,563)	(33,213)	(34,538)
Pro rata adjustments from joint ventures	32	-	50	-
FFO available to common shareholders and unit holders	(34,421)	89,341	(236,577)	324,946

Right-of-use asset amortization	37	37	149	157
Non-cash lease expense	1,116	1,189	4,474	4,910
Pension settlement charge	397	327	1,740	1,904
Credit loss on held-to-maturity securities	-	-	32,784	-
Pro rata adjustments from joint ventures	-	-	-	-
(Gain) loss on other assets	100	(4)	(1,161)	(4)
Write-off of deferred financing costs	35	246	281	3,079
Amortization of deferred financing costs	2,059	1,857	7,948	7,662
Amortization of debt premiums	(67)	(66)	(267)	(66)
Loss on extinguishment of debt	-	-	-	494
Adjustments for noncontrolling interest	(217)	(214)	(932)	(1,282)
Transaction costs of acquisitions	-	362	15,437	417
Deferred tax (income) expense	(81)	3,549	26,526	14,414
Adjusted FFO available to common shareholders and unit holders	$(31,042)	$96,624	$(149,598)	$356,631
Capital expenditures (1)	(597)	(21,458)	(17,341)	(73,909)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capex)	$(31,639)	$75,166	$(166,939)	$282,722

Basic net income (loss) per share	$(1.45)	$0.86	$(7.59)	$2.82
Diluted net income (loss) per share	$(1.45)	$0.85	$(7.59)	$2.81

FFO available to common shareholders and unit holders per basic share/unit	$(0.62)	$1.71	$(4.29)	$6.30
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$(0.56)	$1.85	$(2.71)	$6.91

FFO available to common shareholders per diluted share/unit	$(0.62)	$1.70	$(4.29)	$6.25
Adjusted FFO available to common shareholders per diluted share/unit	$(0.56)	$1.84	$(2.71)	$6.86

Weighted average common shares and OP units for the period:
Basic	55,416	52,197	55,108	51,609
Diluted	55,416	52,567	55,108	51,975

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$112,091		$398,550		$466,045		$1,421,446
Operating income (loss)	$(50,389)	-45.0%	$71,018	17.8%	$(236,790)	-50.8%	$261,936	18.4%
Depreciation & amortization	49,406		50,159		198,073		201,068
(Gain) loss on disposal of assets	85		-		(1,176)		-
Preopening costs	69		622		314		1,267
Non-cash lease expense	1,132		1,169		4,479		4,674
Credit loss on held-to-maturity securities	-		-		32,784		-
Interest income on Gaylord National and Gaylord Rockies bonds	1,488		2,508		6,171		10,272
Transaction costs of acquisitions	-		-		-		55
Other gains and (losses), net	-		(7)		2,846		2,761
Adjusted EBITDAre	$1,791	1.6%	$125,469	31.5%	$6,701	1.4%	$482,033	33.9%

Occupancy	19.6%		75.8%		23.2%		75.8%
Average daily rate (ADR)	$209.81		$206.53		$200.02		$199.26
RevPAR	$41.18		$156.64		$46.41		$151.09
OtherPAR	$79.33		$271.85		$79.54		$234.11
Total RevPAR	$120.51		$428.49		$125.95		$385.20

Gaylord Opryland
Revenue	$38,372		$107,480		$133,333		$385,610
Operating income (loss)	$(3,899)	-10.2%	$28,588	26.6%	$(28,301)	-21.2%	$102,467	26.6%
Depreciation & amortization	8,720		8,786		35,126		34,794
(Gain) loss on disposal of assets	59		-		(1,202)		-
Preopening costs	-		-		-		55
Non-cash lease revenue	(4)		-		(63)		-
Adjusted EBITDAre	$4,876	12.7%	$37,374	34.8%	$5,560	4.2%	$137,316	35.6%

Occupancy	24.9%		81.2%		25.0%		78.5%
Average daily rate (ADR)	$224.87		$205.40		$201.82		$196.54
RevPAR	$56.02		$166.74		$50.40		$154.23
OtherPAR	$88.40		$237.78		$75.74		$211.58
Total RevPAR	$144.42		$404.52		$126.14		$365.81

Gaylord Palms
Revenue	$23,971		$60,171		$77,819		$208,298
Operating income (loss)	$(3,123)	-13.0%	$11,533	19.2%	$(22,245)	-28.6%	$40,051	19.2%
Depreciation & amortization	4,134		4,701		16,586		19,393
Loss on disposal of assets	2		-		2		-
Preopening costs	69		622		314		622
Non-cash lease expense	1,136		1,169		4,542		4,674
Adjusted EBITDAre	$2,218	9.3%	$18,025	30.0%	$(801)	-1.0%	$64,740	31.1%

Occupancy	27.1%		77.2%		26.2%		77.4%
Average daily rate (ADR)	$216.34		$208.49		$209.22		$196.06
RevPAR	$58.58		$161.05		$54.91		$151.68
OtherPAR	$125.43		$300.83		$95.24		$251.34
Total RevPAR	$184.01		$461.88		$150.15		$403.02

Gaylord Texan
Revenue	$30,117		$84,675		$111,236		$292,548
Operating income (loss)	$(1,122)	-3.7%	$25,730	30.4%	$(5,821)	-5.2%	$85,531	29.2%
Depreciation & amortization	6,362		6,463		25,546		26,362
Loss on disposal of assets	3		-		3		-
Adjusted EBITDAre	$5,243	17.4%	$32,193	38.0%	$19,728	17.7%	$111,893	38.2%

Occupancy	28.8%		76.8%		29.3%		78.2%
Average daily rate (ADR)	$219.82		$208.03		$204.38		$196.26
RevPAR	$63.40		$159.82		$59.97		$153.45
OtherPAR	$117.06		$347.55		$107.57		$288.39
Total RevPAR	$180.46		$507.37		$167.54		$441.84

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$1,970		$78,481		$52,026		$281,367
Operating income (loss)	$(15,110)	-767.0%	$9,820	12.5%	$(94,908)	-182.4%	$35,555	12.6%
Depreciation & amortization	6,890		6,935		27,641		27,776
Loss on disposal of assets	21		-		21		-
Credit loss on held-to-maturity securities	-		-		32,784		-
Interest income on Gaylord National bonds	1,488		2,508		6,171		10,164
Other gains and (losses), net	-		(7)		2,846		2,761
Adjusted EBITDAre	$(6,711)	-340.7%	$19,256	24.5%	$(25,445)	-48.9%	$76,256	27.1%

Occupancy	0.0%		75.1%		12.9%		75.1%
Average daily rate (ADR)	$-		$220.86		$207.12		$215.74
RevPAR	$-		$165.76		$26.74		$161.94
OtherPAR	$10.73		$261.62		$44.48		$224.27
Total RevPAR	$10.73		$427.38		$71.22		$386.21

Gaylord Rockies
Revenue	$16,380		$60,948		$84,715		$226,576
Operating loss (1)	$(25,615)	-156.4%	$(6,792)	-11.1%	$(79,469)	-93.8%	$(7,395)	-3.3%
Depreciation & amortization	22,636		22,624		90,533		90,038
Preopening costs	-		-		-		590
Interest income on Gaylord Rockies bonds	-		-		-		108
Adjusted EBITDAre (1)	$(2,979)	-18.2%	$15,832	26.0%	$11,064	13.1%	$83,341	36.8%

Occupancy	17.1%		66.5%		23.6%		69.2%
Average daily rate (ADR)	$175.12		$196.17		$192.89		$198.94
RevPAR	$29.95		$130.51		$45.58		$137.76
OtherPAR	$88.67		$310.84		$108.63		$275.80
Total RevPAR	$118.62		$441.35		$154.21		$413.56

The AC Hotel at National Harbor
Revenue	$602		$3,094		$3,332		$11,725
Operating income (loss)	$(737)	-122.4%	$478	15.4%	$(2,736)	-82.1%	$1,809	15.4%
Depreciation & amortization	329		335		1,323		1,338
Adjusted EBITDAre	$(408)	-67.8%	$813	26.3%	$(1,413)	-42.4%	$3,147	26.8%

Occupancy	22.5%		68.9%		25.2%		70.4%
Average daily rate (ADR)	$132.99		$214.59		$166.89		$207.53
RevPAR	$29.97		$147.89		$42.13		$146.01
OtherPAR	$4.12		$27.22		$5.29		$21.29
Total RevPAR	$34.09		$175.11		$47.42		$167.30

The Inn at Opryland (2)
Revenue	$679		$3,701		$3,584		$15,322
Operating income (loss)	$(783)	-115.3%	$1,661	44.9%	$(3,310)	-92.4%	$3,918	25.6%
Depreciation & amortization	335		315		1,318		1,367
Transaction costs of acquisitions	-		-		-		55
Adjusted EBITDAre	$(448)	-66.0%	$1,976	53.4%	$(1,992)	-55.6%	$5,340	34.9%

Occupancy	19.2%		68.4%		19.7%		70.4%
Average daily rate (ADR)	$100.96		$140.00		$120.93		$145.13
RevPAR	$19.40		$95.70		$23.81		$102.22
OtherPAR	$4.89		$37.23		$8.50		$36.35
Total RevPAR	$24.29		$132.93		$32.31		$138.57

(1) Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to RHP of $0.2 million and $0.6 million during the three months ended December 31, 2020 and 2019, respectively, and $0.8 million and $2.3 million during the twelve months ended December 31, 2020 and 2019, respectively.

(2) Includes other hospitality revenue and expense